Dated                                       3rd  day  of  November  2003


                                 XPRESS LIMITED

                                    - AND -

                            SUNSTONE GOLF RESORT, INC


                        EXCLUSIVE SALES & MARKETING AGREEMENT

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                                TABLE OF CONTENTS

1    INTERPRETATION                                                            4
2    APPOINTMENT  OF  THE  AGENT                                               7
3    OBLIGATIONS  OF  THE  DEVELOPER                                           6
4    AGENT'S  RIGHTS  AND  OBLIGATIONS                                        13
5    SALE  OF  THE  UNITS                                                     15
6    FINANCIAL  PROVISIONS                                                    16
7    NON-CIRCUMVENTION                                                        18
8    RIGHT  TO  ASSIGN  CONTRACTS  BY  INTRODUCED  PERSON                     19
9    CONFIDENTIALITY                                                          20
10   TERMINATION                                                              20
11   CONSEQUENCES  OF  TERMINATION                                            22
12   LIAISON                                                                  22
13   NATURE  OF  AGREEMENT                                                    22
14   ASSIGNMENT                                                               24
15   NOTICE  AND  SERVICE                                                     24
16   RIGHTS  OF  THIRD  PARTIES                                               24
17   JURISDICTION                                                             24

SCHEDULE 1 - FORM OF THE SCHEDULE                                             27

FORM OF THE SCHEDULE                                                          27

     PART 1  -  Commencement  Date                                            27

     PART 2  -  Units                                                         27

     PART 3  -  Plan                                                          28

SCHEDULE 2 - (Developer's Terms & Conditions)                                 29

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THIS  AGREEMENT  is  made  the  3rd  day  of  November  2003

BETWEEN:

(1) XPRESS LIMITED a company incorporated under the laws of the British Virgin Islands on January 3, 1995 whose registered office is at Akara Building, 24 de Castro Street, Road Town, Tortola, BVI under Registered No. 138148 and whose address is at Roseville La Neuve Route, St Brelade, Jersey JE3 8BS (the "AGENT"); and

(2) SUNSTONE GOLF RESORT, INC.. a company organised and existing under the laws of Florida whose principal place of business is at 2701 Spivey Lane, Orlando, FL 32837 (the "DEVELOPER").

WHEREAS:

(A) The Developer is in the process of developing a +/-122 acre residential resort project located on US Hwy. 27 in Polk County, Florida, consisting of approximately 971 townhome and condominium units "the Development" and wishes to secure sales of Units comprised within the Development (whether "OFF-PLAN" or completed) and wishes to appoint the Agent as its exclusive Agent for the purpose of seeking purchasers for the Units upon the terms and subject to the conditions of the Agreement.

(B) The Agent has sales and marketing experience in the property field and is willing to act as the exclusive sales and marketing agent for the Units subject to the terms and on the conditions set out in this Agreement.

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NOW  IT  IS  AGREED  as  follows:

1.   INTERPRETATION

1.1 In this Agreement unless the context otherwise requires the following words and phrases shall have the following meanings:

     "APPLICABLE  LAW"                  means  all  applicable  laws,  rules,
                                        regulations,  enactments,  statutory
                                        instruments, which may from time to time be in force in respect of or relating to any matters arising under this Agreement in the United Kingdom or the State of Florida (as applicable);

     "APPLICABLE  UNIT  FEE"            APPLICABLE  UNIT  FEE  shall  mean 3 per
                                        cent of the Sale Price to be paid as a sales fee and 1.5% of the sales price to be paid as a marketing fee.

     "COMMENCEMENT  DATE"               means  the  date  specified  in  the
                                        Schedule;

     "CONTRACT"                         means  a  binding commitment (whether or
                                        not subject to conditions) to buy and sell real property or any interest in property including in relation to a Unit;

     "DEPOSIT"                          means  the  deposit  negotiated  by  the
                                        Agent  under  clause  4.6  below;

     "DEVELOPMENT"                      means  the property development owned by
                                        the  Developer  more  particularly
                                        described  in  Part  1  of the Schedule;

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     "DEVELOPER'S  TERMS                means  the  Developer's  terms  and
      AND  CONDITIONS"                  conditions  for the sale of units in the
                                        Development set out in Schedule 2 as may be amended by the Developer from time to time in accordance with clause 3.5;

     "EXCLUSIVITY  PERIOD"              means  the  period  described  in clause
                                        2.5;

     "INTRODUCED  PERSON"               means  (i)  any  person, firm or company
                                        whether  directly  or  indirectly
                                        introduced  by  the  Agent  to  the
                                        Developer; or (ii) any other person, firm or company introduced whether directly or indirectly to the Developer by a person, firm or company referred to in sub-paragraph (i) of this definition;
                                        or (iii) any associate of any such person, firm or company referred to in subparagraph (i) or (ii) of this definition;

     "SALE  PRICE"                      means  the  price  of  each of the Units
                                        specified in Column 2 of Part 2 of the Schedule being the price at which the Developer agrees to sell such Units to Introduced Persons;

     "SCHEDULE"                         means a Schedule (in the form set out in
                                        Schedule  1)  agreed  from  time to time
                                        between and signed by or on behalf of the Developer and the Agent listing
                                        Units to be promoted by the Agent on the terms of this Agreement and where there is more than one Schedule the reference to a Schedule shall be to the relevant
                                        Schedule;

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     "TRANSACTION"                      means  any  disposal  (or  if  earlier,
                                        contract to dispose) of any property or interest in property of or by the Developer or associate of the Developer;

     "UNIT" means an individual unit comprised with the Development as more particularly described in Column 1 of Part 2 of a Schedule and "UNITS" shall mean all or any of them.

1.2 Any reference in this Agreement to any provisions of a statute shall be construed as a reference to that provision as amended, re-enacted or extended from time to time.

1.3 In this Agreement where the context so requires words denoting the singular shall include the plural and vice versa and words denoting one gender shall include all genders.

1.4 The headings in this Agreement are for convenience only and shall not affect its interpretation or construction.

1.5 Any reference to any clauses or schedules is to clauses and schedules in this Agreement and any Schedule once agreed to and executed by the Agent and the Developer shall form part of the Agreement.

1.6 Any reference to "PERSON" includes natural persons, firms, partnerships, companies, corporations, associations, organisations, governments, states foundations and trusts (in each case whether or not having separate legal personality).

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1.7  Any  reference  to  a  person  being  an  "ASSOCIATE"  of  another shall be interpreted in accordance with section 435 of the Insolvency Act 1986, and a person shall be regarded as "CONNECTED" or "ASSOCIATED" with any person which is an associate of his and with any company of which any director is an associate of his.

1.8 Any reference to "sold, "sale" or "sell" or the like in relation to a Unit shall include reference to the disposal of any interest in relation thereto to include without prejudice to the generality of the foregoing the grant of a lease of the Unit.

2.   APPOINTMENT  OF  THE  AGENT

2.1 The Developer appoints the Agent for the Exclusivity Period as its exclusive worldwide agent for the promotion of the Units and the solicitation of purchasers for the Units and the Agent agrees to act in that capacity subject to the terms and conditions of this Agreement.

2.2 If from time to time, as the Developer wishes to appoint the Agent to market the units in accordance with the terms of this Agreement and the Agent wishes to accept such appointment then they shall complete a Schedule in relation thereto. Following execution of such Schedule by the parties hereto the Agent shall thereby be appointed as the Developer's exclusive worldwide agent for the promotion of all the Units therein specified on the terms of this Agreement.

2.3 The Developer shall not during the Exclusivity Period appoint any other person as the Developer's agent for the promotion or sale of the relevant Units or other disposal of any interest in the Units or for the solicitation of purchasers for the Units.

2.4 Following the expiry of the Exclusivity Period the appointment described in clause 2.1 shall continue in respect of the relevant Schedule for six months but on a non-exclusive basis and the relevant provisions of this Agreement shall apply.

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2.5  The  Developer shall not during the relevant Exclusivity Period directly or indirectly promote and/or solicit for purchasers whether through any site office, through advertising or by any other means whatsoever, including (without limitation) over the World Wide Web, nor shall the Developer sell, agree to sell or accept any offer to sell any Units or any interest in any Units to any purchaser, or prospective purchaser during the Exclusivity Period other than to an Introduced Person and otherwise than in accordance with this Agreement.

2.6 The Exclusivity Period shall commence on the Commencement Date and continue until the earlier of:

     2.6.1  the  expiry  of  the  Exclusivity Period as set out in the Schedule;

     2.6.2 the date on which Contracts in respect of all of the Units have been entered into between the Developer and the Introduced Persons;

     2.6.3 termination of the Exclusivity Period in accordance with clause 10 below;

            which period is referred to in this Agreement as the Exclusivity Period.

     2.7 If the Agent has not sold any Units within six months of the commencement of the Exclusivity Period the Developer shall, notwithstanding the provisions of clause 2.4, be entitled on written notice to the Agent to make its own arrangements to market and sell as principal such Units at a price which is no lower than the Sale Price. Provided that if at any time the Developer wishes to reduce the sale price of all or any of the Units below the Sale Price it shall forthwith notify the Agent in writing following which the provisions of clause 2.4 shall again apply and (1) the Sale Price of the Units shall thereafter be the reduced sale price of such Units as notified by the Developer and (2) the Exclusivity Period shall continue until the later of (i) the expiry date as specified in the Schedule applicable to the Units and (ii) six months from the date of notification of the reduction in the Sale Price by the Developer.

3.   OBLIGATIONS  OF  THE  DEVELOPER

3.1 The Developer warrants and undertakes to the Agent that the description of the Development in Part 1 of the Schedule and of the Units in Part 2 in the Schedule and the plan in Part 3 of the Schedule accurately reflect the Development and the Units and that any brochures, leaflets, plans, photographs or other information and marketing materials supplied by the Developer to the Agent during the Exclusivity Period shall fairly and accurately detail and describe the Development and the Units in all material respects. The Developer undertakes to the Agent that if at any time during the Exclusivity Period the Developer becomes aware of any error in such informational or materials or that any change occurs to the Development or the Units the Developer shall forthwith notify the Agent of any such errors or changes in writing and shall as soon as reasonably practicable provide the Agent with amended brochures, leaflets, plans or other applicable marketing materials which have been duly updated.

3.2  The  Developer  warrants  and  undertakes  to the Agent that the Developer:

     3.2.1 is and shall remain throughout the Exclusivity Period the owner of the Development and the Units (save for those sold to Introduced Persons pursuant to the terms of this Agreement) and is entitled and able to transfer title to each Unit in fee simple, free and clear of all liens and encumbrances and has all necessary power and authority to enter into this Agreement and any Contracts in respect of each of the Units to Introduced Persons;

     3.2.2 will use reasonable skill and care in the performance of its obligations hereunder;

     3.2.3 shall at all times in the performance of its obligations hereunder comply with all Applicable Law and applicable United States Federal, State and local laws and regulations;

     3.2.4 will obtain and maintain an appropriate policy of insurance with a reputable insurer for the protection of any Introduced Person who enters into a Contract (or any assignee) against any loss of Funds (as defined in clause 6.7.1 below) paid by or on behalf of such Introduced Person in breach of the applicable Contract and to compensate such Introduced Person (or assignee) in respect of any failure by the Developer to comply with its obligations under the Contract or otherwise to achieve practical completion of the relevant Unit(s) and the Development.

3.3 The Developer shall at its own expense promptly following request provide to the Agent such brochures, leaflets, photographs, plans and other marketing materials and information as the Agent may reasonably require from time to time to enable the Agent to market and promote the Units to potential purchasers. Such materials shall without prejudice to the generality of the obligation include details of reputable lawyers to act on behalf of Introduced Persons and lawyer information packs; details of any fees and expenses payable by purchasers in relation to property management and rental and of any applicable federal, state and local taxes and charges; and copies of any relevant building licence, architects certificate and planning applications and consents.

3.4 The Developer shall no less than once a month notify the Agent in writing of the date upon which the Developer anticipates practical completion of the Units and the Development and in the event that the Developer becomes aware of any fact, matter or circumstances which will or is likely to affect the date of practical completion of the Units and the Development the Developer shall notify the Agent in writing as soon as reasonably practicable giving details of the facts, matters or circumstances which have or may affect such practical completion so as to enable the Agent to advise purchasers and prospective purchasers accurately.

3.5 The Developer warrants that the Developer's Terms and Conditions applicable to the Units as set out in Schedule 2 are at the Commencement Date and shall remain at all times complete and accurate and are no less favourable than the terms and conditions applied by the Developer to the sale of other parts of the Development. The Developer agrees that it shall not vary the Developer's Terms and Conditions for a period of 12 calendar months from the Commencement Date and shall thereafter be required to give the Agent not less than 3 months' written notice of any proposed change to the Developer's Terms and Conditions.

3.6 The Developer agrees that the Sale Price shall (subject to the provisions of this clause 3.7) be the price at which the Developer agrees to sell the respective Units to Introduced Persons introduced to the Developer during the Exclusivity Period and warrants that the Sale Price represents the Developers honest estimate of the true market price of each applicable Unit.

3.7 If the Developer shall during the Exclusivity Period (whether directly or through any other agent or third party) offer for sale any comparable units within the Development at a price which is less than the Sale Price of the comparable Units as previously agreed or determined in accordance with this Agreement then the true Sale Price of such units shall be reduced to the price at which such comparable units have been offered for sale and the Developer shall be obliged to notify the Agent forthwith of such reduction. For the purpose of this clause 3.7 if no directly comparable units to the Units exist in the Development then comparison will be made based upon the price per square metre of the most similar other units in the Development. If there is a dispute between the parties as to whether any of the said units are or are not comparable with Units then the matter shall be determined by an independent surveyor appointed in accordance with clause
     3.9 below and the provisions of such clause shall apply in relation to such appointment.

3.8 The Developer shall provide to the Agent two rental valuations for each of the Units within 30 days of the Commencement Date and for each of the Units which remains unsold thereafter the Developer shall provide to the Agent updated valuations every six calendar months. Such valuations shall be provided by reputable independent letting agents acceptable to both parties or failing agreement as to the identity of the letting agents by such letting agents as are chosen upon the application by either party of an independent surveyor appointed in accordance with clause 3.9. In the event a matter is to be determined by an independent surveyor pursuant to any of clause 3.7 and 3.8 such surveyor shall be a Florida licensed surveyor and shall be appointed by agreement between the parties (or failing agreement then at the request of either party by the President for the time being of the Institute of Chartered Surveyors). Such surveyor shall be instructed by the Developer in accordance with the provisions of this Agreement and the Agent shall be given every opportunity to consult with and make representations to the independent surveyor. The surveyor shall act as an expert and not as arbitrator. The decision of the independent surveyor shall be rendered by way of certificate which certificate shall in the absence of manifest error be final and binding on all parties. The surveyor need not give reasons for his decision. The parties shall co-operate with the surveyor in determining the matter in dispute. The costs of such surveyor shall be borne by the Developer unless the surveyor directs.

3.9  The  Developer  undertakes  to:

     3.9.1 accept an offer to purchase any of the Units from an Introduced Person where such Introduced Person agrees to pay the Sale Price for the Unit and to comply with the Developer's Terms and Conditions; and

     3.9.2 in respect of the Units described at 3.10.1, to use all reasonable endeavours to proceed within 28 days, from the date of notification by the Introduced Person that it wishes to purchase a Unit, to the exchange of the Contract with the relevant Introduced Person on the Developer's Terms and Conditions.

     3.10 The Developer undertakes to promptly and efficiently deal with any sales enquiry from an Introduced Person or the Agent and will also promptly deal with any after sales enquiries related to the Units that may be raised following exchange of contracts. The Developer shall not act in a manner or make any statements that could be or is intended to be detrimental to the reputation of the Agent and shall maintain good relations in all dealings with any Introduced Persons in relation to any matter pertaining to this Agreement.

3.11 If the Developer or any of its associates offers any additional services, goods, products, fittings or enhancements to any Introduced Person, the Developer shall procure that they shall be offered on no less favourable terms than offered by the Developer or the relevant associate to any of its other clients.

3.12 The Developer shall indemnify and keep indemnified the Agent against any liability (including without prejudice to the generality of the foregoing, all costs and expenses which the Agent may reasonably incur in defending any proceedings) that it may incur by reason of its being held out as the Developer's marketing agent.

3.13 The Developer warrants and undertakes to the Agent that in respect of any Unit offered for sale to an Introduced Person it will have filed all documents and instruments and will have received all approvals required under Florida Statutes for the filing of the relevant condominium documents, construction of the condominium and buildings and the sale of the Units to purchasers.

4.   AGENT'S  RIGHTS  AND  OBLIGATIONS

4.1 The Agent shall use its reasonable commercial endeavours throughout the Exclusivity Period to promote and market the Units and to seek purchasers for the Units but the Agent shall not be entitled to sell or enter into any contract for the sale of the Units on behalf of the Developer or to bind the Developer in any way. In marketing and promoting the Units the Agent shall only use such brochures, leaflets, photographs and plans and other information provided by the Developer or approved in writing by the Developer and shall notify to any prospective purchaser the Developer's Terms and Conditions as the same may be amended in accordance with the provisions of this Agreement from time to time.

4.2 The Agent shall conduct the promotion and the marketing of the Units with reasonable care and skill and shall cultivate and maintain good relations with purchasers and respective purchasers for the Units in accordance with sound commercial principles.

4.3 Save as otherwise expressly provided in this Agreement the Agent shall be entitled to perform its duties under this Agreement in such manner as it deems appropriate.

4.4 The Agent shall be responsible for obtaining any licences, permits and approvals which are necessary to enable the Agent to market and promote the Units and for the performance of its duties under this Agreement.

4.5 Save for the details of any potential purchaser who agrees to enter into a contract with the Developer to purchase a Unit the details of all other
     Introduced Persons shall at all times remain the sole and exclusive property of the Agent and none of such details (to include without limitation of any Introduced Persons who enter into contracts with the Developer) shall be used by the Developer for any purpose whatsoever otherwise than as necessary for the performance of this Agreement.

4.6 The Agent shall be entitled to obtain from each Introduced Person a Deposit in respect of each Unit at a level to be negotiated in each case by the Agent at its sole discretion.

4.7  The  Agent  shall  not  pledge  the  credit  of  the  Developer in any way.

4.8 Whilst an agent of the Developer the Agent shall in relation to the Units be entitled to describe itself as the Developer's "EXCLUSIVE MARKETING AGENT" during the Exclusivity Period and as the Developer's "MARKETING AGENT" upon termination of the Exclusivity Period in accordance with clause
     2.5  above.

4.9 The Agent, in its sole discretion, may contract with other parties to perform any or all of the functions necessary to satisfy the Agents obligations and duties as set forth herein.

4.10 The  Agent  also  agrees  to  perform  the  following:

     (a) The Agent shall identify and introduce to Developer various real estate brokers in both International and US markets who shall promote and sell, on a best efforts basis, residential units. Agent shall, on a best efforts basis, strive to select only those brokers with proper licensing, good reputations and a commitment to sell the Units.

     (b) The Agent shall negotiate commission agreements with each Broker it selects but with commission percentages not to exceed 12% of the purchase price. Developer agrees to pay each Broker such commission percentage.

     (c) As consideration for its establishment of a Broker network and associated promotion, the scope of this Agreement shall apply to all units sold in the Development irrespective of who makes each sale, including sales made by other sales organizations, in-house sales staff, principal and staff of the Developer and sales originating from any and all other source(s).

     (e) The Developer or its agent shall be responsible for erecting, maintaining, staffing and operating a proximate sales center and sales staff. The sales center staff employed by the Developer shall assist Agents Brokers and their clients directed to the sales center to close sales. This includes giving sales presentations and executing sales contracts and after sales follow up.

     (f) The Agent or its agent(s) shall inspect the Property at regular intervals so as to be kept informed as to the stage of development and condition of the Property.

     (g) Any additional services shall be mutually agreed upon in writing by separate agreement.

5.   SALE  OF  THE  UNITS

     All sales of the Units shall be made on the Developer's Terms and Conditions.

6.   FINANCIAL  PROVISIONS

6.1 In consideration of the obligations undertaken by the Agent under this Agreement the Developer shall pay to the Agent in accordance with clause
     6.3 below a commission equal to the Applicable Unit Fee for each Unit in respect of which the Developer exchanges a contract for sale with an Introduced Person whether such contract is entered into during the Exclusivity Period or at any time thereafter.

6.2 Without prejudice to the rights of the Agent in respect of any breach by the Developer of the provisions of clauses 7 and/or 9 below, in the event that the Developer (or any associate of the Developer) enters into a Transaction with an Introduced Person between the Commencement date and the date 2 years following the date of Completion of the last of the Contracts (if any) to which this Agreement relates then the Developer shall in respect of each such Transaction pay to the Agent in accordance with this clause 6 a commission equal to 4.5% of the selling price of the property to which such Transaction relates save that such commission shall be payable within 7 days of the date on which the Transaction is entered into.

6.3 Seven days before the anticipated date on which the Developer exchanges contracts for the sale of a Unit or for the disposal of any interest in property pursuant to a Transaction (or as soon as practicable thereafter) the Developer shall notify the Agent in writing of such fact.

6.4 In respect of any payment due pursuant to clause 6.2 above the Developer shall pay to the Agent on the date on which contracts are exchanged the Applicable Unit Fee (or such other commission as shall be due pursuant to the provisions of Clause 6.2) plus any VAT or other sales or similar tax payable thereon.

6.5 Save as specified in clause 6.4, where the Applicable Unit Fee is 4.5 per cent of the Sale Price, the amount of 3 per cent of the Sale Price shall be paid by the Developer to the Agent within 7 days of the date on which the relevant Contract is exchanged and the remaining 1.5 per cent shall be paid by the Developer to the Agent within 7 days of the date of completion of the relevant Contract in respect of the Unit.

6.6  The  Developer  covenants  to  procure  that:

6.6.1 any sums paid by or on behalf of any Introduced Person under or pursuant to any Contract or otherwise in connection with the purchase of any Unit or in relation to any Transaction (the "FUNDS") shall be paid into an escrow account in accordance with the laws of the State of Florida pending completion of the relevant Contract in accordance with its terms;

6.6.2 not less than 7 days prior to the proposed date for completion of the relevant Contract, the relevant escrow agent shall irrevocably undertake in writing to the Agent to pay at completion of the Transaction from the escrow account in which the Deposit is then held in accordance with the provisions of clause 6.7.1 above all amounts then remaining payable to the Agent pursuant to this Agreement in relation to the relevant Contract such payment to be made into such to bank account as shall have been previously notified to the Developer by the Agent (or as shall be notified to the said escrow agent by the Agent) and the Developer shall procure that such amounts due to the Agent are paid as aforesaid.

6.7 The Developer undertakes to the Agent to pay all legal and brokerage fees and all taxes (to include without limitation stamp duty (or local equivalent) incurred or otherwise payable by the Introduced Person in connection with a purchase of any Unit to which this Agreement relates. The Developer shall keep separate, complete and accurate records and accounts of all sales of Units made by it and of all Transactions and such records and accounts shall be open to inspection and audit by the Agent and by its duly authorised agents and representatives who shall be entitled to take copies or extracts from the same at all reasonable times. In the event that any such inspection or audit should reveal a discrepancy between the payments made (or as notified by the Developer) as due and the amounts actually due and payable under this Agreement, and that discrepancy is a shortfall, the Developer shall immediately pay the amount of such shortfall plus interest at the rate of 3% above the base rate from time to time of Barclays Bank plc (calculated daily) on the amount of such shortfall from the time such moneys should have been paid to the date of actual payment and if the shortfall is more than 5% of the amount which should have been paid during the period in question, then the Developer shall be obliged to pay or (as appropriate) reimburse the Agent the costs of conducting such audit or inspection.

6.8 Any sums payable by the Developer to the Agent under this Agreement shall be paid without any deduction or set-off. All sums payable under this Agreement are exclusive of the value added tax (or other applicable sales or similar tax) which shall be payable in addition to the sum in question at the then applicable rate.

6.9 In the event that any sums due by the Developer to the Agent are not paid on the date due the Agent shall be entitled to interest on the date payment was due until the date that payment is received by the Agent at the rate of 4 per cent above the base rate of Barclays Bank plc from time to time in force on the amount then outstanding calculated on a daily basis and compounded monthly.

7.     NON-CIRCUMVENTION

7.1 The Developer covenants with the Agent that it shall not and shall procure that none of its associates shall directly or indirectly and in any capacity whatsoever at any time pending completion of the Contract for the sale of the last of the Units to which this Agreement relates (the "RELEVANT PERIOD") and for a period of 12 months thereafter appoint as an agent (or enter into an arrangement with a similar effect to an agency) for the disposal of any interest in any property any person (or an associate or employer of such person or a person for whom such person is providing services) who was at any time during the Relevant Period an employee consultant or sub-agent of the Agent and who had any dealings with the Developer in relation to the performance of this Agreement.

7.2 The Developer shall not otherwise than as contemplated by this Agreement represent itself as being in any way connected with the Agent or use any trade name which could reasonably denote such a connection.

7.3 The Developer undertakes that it shall not otherwise than as contemplated by this Agreement as appropriate for its performance (and shall procure that none of its associates will) directly or indirectly use or disclose to any third party any information regarding any Introduced Person (to include without prejudice to the generality of this provision to offer or enable any associate of the Developer to offer to any such persons any other property whether during or after the expiration or termination of the Exclusivity Period howsoever arising).

7.4 The Developer shall not otherwise than as contemplated by this Agreement as appropriate for its performance (and shall procure that none of its associates will) contact any Introduced Person for any purpose whatsoever for the purpose of selling property.

7.5  The  Developer  shall  not:

     (i) attempt to avoid payment of fees, rewards or other benefits whatsoever justly due to the Agent;

     (ii) otherwise seek to circumvent the interest of the Agent with respect to any Introduced Person;

     (iii)  act  otherwise  than  in  good  faith  towards  the  Agent.

8.   RIGHT  TO  ASSIGN  CONTRACTS  BY  INTRODUCED  PERSON

     The Developer acknowledges and agrees that any Introduced Person shall be entitled to assign the benefit of any Contract.

9.   CONFIDENTIALITY

     9.1 Save as provided in this clause 9 the Developer shall at all times during the continuance of this Agreement and after its termination (howsoever arising) without limit as to time keep all information regarding the Agent and any Introduced Person strictly confidential and shall only use such information for the purposes of discharging its obligations or as otherwise contemplated under this Agreement.

     9.2 Notwithstanding the provisions of clause 9.1 the Developer may disclose or use confidential information described in clause 9.1 where either:

     9.2.1 such information becomes public knowledge through no fault of the Developer; or

     9.2.2 the Developer obtains or develops such information entirely independently or where such information is obtained from a third party such party is not itself under a duty of confidentiality; or

     9.2.3 such disclosure is required by law or by any court or other body of competent jurisdiction.

10.  TERMINATION

10.1 This Agreement shall commence on the Commencement Date and shall continue until terminated in accordance with the provisions of this clause 10.

10.2 The  Agent  shall  be  entitled  to  terminate:

     10.2.1 its appointment as agent at any time upon giving the Developer 3 calendar months written notice;

     10.2.2 its obligations under this Agreement immediately by notice to the Developer if the Developer fails to pay any amounts due to the Agent when due in accordance with the provisions of this Agreement.

10.3 Either party shall be entitled to terminate the Agent's appointment immediately as agent by written notice to the other if:

     10.3.1 that other party commits any material breach of any of the provisions of this Agreement and in the case of a material breach capable of remedy fails to remedy the same within 30 days after receipt of a written notice giving full particulars of the material breach and requiring it to be remedied;

     10.3.2 an encumbrancer takes possession or a receiver is appointed over any of the property or assets of that other party;

     10.3.3 that other party makes any voluntary arrangements with its creditors or becomes subject to an administration order;

     10.3.4 that other party goes into liquidation (except to the purposes of amalgamation or reconstruction and in such manner that the company resulting there from effectively agrees to be bound by or assumes the obligations imposed on the other party in this Agreement);

     10.3.5 anything which under the law of any relevant jurisdiction is analogous to any of the acts or events specified in clauses 10.3.1 to
          10.3.4  above;

     10.3.6 that other party ceases or threatens to cease to carry on its business.

10.4 For the purpose of clause 10.3.1 a breach will be considered capable of remedy if the party in breach can comply with the provisions in question in all respects other than as to the time of performance (providing that the time of performance is not of the essence);

10.5 any waiver by either party for breach of any provision of this Agreement shall not be considered a waiver of any subsequent breach for the same or any other provision of this Agreement;

10.6 the rights to terminate this Agreement given by this clause shall be without prejudice to any other rights or remedies of the parties in respect of the breach concerned (if any) or any other breach.

11.  CONSEQUENCES  OF  TERMINATION

11.1 Upon  the  termination  of  the  agency  of  the  Agent  for  any  reason:

     11.1.1 the Agent shall forthwith cease to market and promote the Units and shall dispose of in accordance with the reasonable directions of the Developer all brochures, leaflets, photographs, plans and other advertising, promotional and marketing materials relating to the Development and the Units then in the possession of the Agent.

     11.1.2 the Developer shall forthwith pay to the Agent any monies due and owing to the Agent pursuant to the provisions of this Agreement.

11.2 Notwithstanding the termination of the agency of the Agent the remaining provisions of this Agreement shall continue in full force effect and all such provisions shall survive termination of this Agreement for any reason.

12.  LIAISON

     The Agent and the Developer shall each nominate a suitable senior employee to assume overall responsibility for its obligations under this Agreement and shall notify the other in writing of the identity of such person (and from time to time of any replacement). All communications between the parties in respect of the day-to-day operation of this Agreement shall be conducted between such persons. The first person nominated by the Agent shall be Roger Maddock. The first person nominated by the Developer shall be Malcolm Wright.

13.  NATURE  OF  AGREEMENT

13.1 Neither party shall without the prior written consent of the other assign, transfer or dispose of any rights or obligations under this Agreement provided that the Agent shall be entitled to employ sub-Agents provided that if the Agent does so every act or omission of any such sub-Agent shall for the purpose of this Agreement be deemed to be the act or the omission of the Agent.

13.2 Nothing in this Agreement shall create or be deemed to create a partnership or the relationship of employer and employee between the parties.

13.3 This Agreement contains the entire Agreement and understanding between the parties with respect to the subject matter of this Agreement and supersedes all previous agreements and understandings between the parties with the respect thereto and may only be modified by an instrument in writing signed by the duly authorized representatives for each of the parties.

13.4 Each party acknowledges that in entering into this Agreement it does not do so on the basis of and does not rely on any representation, warranty or other provision except as expressly provided in this Agreement and all conditions of warranties and other terms implied by statute or common law are by this Agreement excluded to the fullest extent permitted by the Applicable Law.

13.5 If any provision of this Agreement shall be found by any court to be invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement which shall remain in full force and effect.

13.6 If any provision of this Agreement is so found to be invalid or unenforceable but would be valid or enforceable if some part of the provision were deleted, the provision in question shall apply with such modification(s) as may be necessary to make it valid and enforceable.

13.7 The Agent may at any time up until termination of the agency of the Agent under this Agreement amend the scope and /or period of the provisions (or any of them) contained in clause 7 of this Agreement provided that none of the provisions shall as a result be drafted as more restrictive in any respect than prior to such amendment.

14.  ASSIGNMENT

     Neither party may assign its rights or obligations under this Agreement except that the Agent may assign to any person or company that is from time to time its associate.

15.  NOTICE  AND  SERVICE

15.1 Any notice to be given by either party to the other under this Agreement may be given by hand or sent by first class pre-paid post to the other party at the address first shown at the above.

15.2 Any notice or other information given pursuant to clause 15.1 shall in the case of delivery by hand be deemed to be received on the date delivered and if sent by first class pre-paid post on the second business day following the date of the posting and for this purpose proof that the envelope was properly addressed, pre-paid and posted and that it has not been returned to the sender shall be sufficient evidence if such notice or information has been duly given.

16.  RIGHTS  OF  THIRD  PARTIES

16.1 It  is  expressly  provided  in this Agreement that save pursuant to clause

16.2 no term of this Agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party who is not a party to this Agreement.

16.2 Each covenant warranty undertaking indemnity and obligation given by the Developer to or otherwise in favour of the Agent shall also be deemed to be in favour of and directly enforceable by any sub-agent of the Agent unless the context otherwise admits.

17.  JURISDICTION

     This Agreement shall be governed by and construed in accordance with the laws of England and the parties to this Agreement irrevocably agree that the courts of England shall have non-exclusive jurisdiction over any claim or matter arising under or in connection with this Agreement.

IN WITNESS whereof this Agreement has been duly executed by or on behalf of the parties the day and year first above written.

SIGNED  BY                                        )
on  behalf  of                                    )
XPRESS  LIMITED                                   )

Roger  Maddock
(Name)  (Director)                                 ----------------------
                                                   (Signature)

Signed  by                                        )
                                                  )
On behalf of SUNSTONE GOLF RESORT, INC.           )
                                                  )

Malcolm  J  Wright
(Name)  (President)                                ----------------------
                                                   (Signature)

                                   SCHEDULE 1
                              FORM OF THE SCHEDULE

This  is  a  Schedule as defined in the Agreement between (1) Xpress Limited and
(2)  Sunstone  Golf  Resort,  Inc.  dated  November  3rd  2003  (the  "Principal
Agreement")

By signing this Schedule the Agent and the Developer agree that the Agent is hereby appointed as exclusive marketing agent of the Developer for the promotion of the Units specified below on and subject to the terms of the Principal
Agreement. On signature by or on behalf of the parties this Schedule shall be deemed to form part of the Principal Agreement.
                                     PART 1
                       Commencement Date November 3rd 2003

                      Exclusivity Period Thirty Six Months

                           Details of The Development

                                     PART 2
                                      Units

                                     PART 3
                                      Plan




-------------------------
signed  for  the  Agent  (Director)


--------------------------
signed  for  the  Developer  (President)

                                   SCHEDULE 2
                        (Developer's Terms & Conditions)